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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Amendment No. 8 to Registration Statement No. 333-113937 of FairPoint Communications, Inc. on Form S-1 of our report dated February 23, 2004 (relating to the financial statements of Orange County—Poughkeepsie Limited Partnership as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003), appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
January 14, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm